Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-176875 on Form N-2 of our report dated March 6, 2014 relating to the consolidated financial statements of BlackRock Kelso Capital Corporation appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings, “Selected Financial Data”, “Senior Securities”, and “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

April 29, 2014